SECTION 906 CERTIFICATIONS

Ralph W. Bradshaw, Principal Executive Officer, and Theresa M. Bridge, Principal Financial Officer, of Cornerstone Strategic Value Fund, Inc. (the “Fund”), each certify to his knowledge that:

1. The Fund’s periodic report on Form N-CSR for the period ended June 30, 2018 (the “Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ Ralph W. Bradshaw	/s/ Theresa M. Bridge
Ralph W. Bradshaw	Theresa M. Bridge
Chairman and President	Treasurer
(Principal Executive Officer)	(Principal Financial Officer)
August 21, 2018	August 21, 2018